Exhibit 99.1

BFC Financial Corporation Reports Financial Results

For the Fourth Quarter and Full Year, 2015

FORT LAUDERDALE, Florida – March 15, 2016 -- BFC Financial Corporation ("BFC" or the "Company") (OTCQB: BFCF; BFCFB) reported financial results for the fourth quarter and year ending December 31, 2015.

BFC Selected Financial Data

Fourth Quarter 2015 compared to Fourth Quarter 2014:

•	Total consolidated revenues of $200.0 million vs. $163.5 million
•	Net income attributable to BFC of $19.9 million vs. a net loss of ($2.4 million)
•	Diluted earnings per share of $0.23 vs. diluted loss per share of ($0.04)

Full Year Ended December 31, 2015

Compared to the Full Year Ended December 31, 2014

•	Total consolidated revenues of $740.2 million vs. $672.2 million
•	Net income attributable to BFC of $122.5 million vs. $13.9 million
•	Recognized a benefit for income taxes of $127.8 million due to the release of a portion of its valuation allowance
•	Diluted earnings per share of $1.40 vs. $0.16

As of December 31, 2015, BFC had total consolidated assets of $1.3 billion, shareholders' equity attributable to BFC of $376.8 million, and total consolidated equity of $482.9 million.  At  December 31, 2015, BFC’s book value per share was $4.46 vs. $3.03 at December 31, 2014.

“We are pleased with the overall progress of our core business segments which include our ownership interest in Bluegreen Corporation (“Bluegreen”) and BBX Capital. BBX Capital Real Estate had a solid year of monetization of legacy real estate assets, and new joint venture transactions partnering with high-profile developers. BBX Capital Partners continued to acquire additional businesses in its BBX Sweet Holdings business, and to focus on product development, marketing, integration of facilities and systems, as well as recruit seasoned executives, in both its BBX Sweet Holdings and Renin businesses. While these activities impact current earnings, they are being pursued in an effort to create long term value at BBX Capital. Bluegreen had another strong year in revenue growth as well as continued success in its capital light and fee-based

Exhibit 99.1

services business model which resulted in significant cash flow and dividends paid to both BFC and BBX,” commented BFC Financial’s Acting Chairman and Chief Executive Officer, Jarett S. Levan. “We are generally pleased with the performance of our core business segments in 2015 and believe that our performance is consistent with our broader goal of transitioning into a business platform of diverse activities with a focus on long term growth.”

The results of operations and financial condition of the companies in which BFC holds a controlling financial interest, including BBX Capital Corporation (“BBX Capital”) (NYSE: BBX) and Woodbridge Holdings, LLC (“Woodbridge”) and its wholly-owned subsidiary, Bluegreen Corporation (“Bluegreen”), are consolidated in BFC’s financial statements. BFC holds an approximate 81% ownership interest in BBX Capital. Woodbridge is owned 54% by BFC and 46% by BBX Capital. Woodbridge’s principal asset is its 100% ownership interest in Bluegreen.

---------------

The following selected information relates to the operating activities of Bluegreen Corporation and BBX Capital Corporation. See supplemental tables for consolidating income statements for the three and twelve month periods ended December 31, 2015 and 2014.

Bluegreen Corporation

Bluegreen is a sales, marketing and resort management company, focused on the vacation ownership industry. Bluegreen is a wholly owned subsidiary of Woodbridge Holdings, LLC (“Woodbridge”). BFC owns a 54% interest in Woodbridge and BBX Capital owns the remaining 46% of Woodbridge. Woodbridge’s principal asset is its 100% ownership of Bluegreen Corporation (“Bluegreen”).

For the year ended December 31, 2015, Bluegreen paid cash dividends of $54.4 million to Woodbridge Holdings, Bluegreen’s parent company, and Woodbridge in turn, after expenses, paid $28.0 million of cash dividends pro rata to BFC (54%) and $23.8 million of cash dividends pro rata to BBX Capital (46%).

Bluegreen Selected Financial Data

Fourth Quarter 2015 compared to Fourth Quarter 2014:

•

System-wide sales of Vacation Ownership Interests ("VOIs") were $141.6 million vs. $123.6 million.  Included in system-wide sales are sales of VOIs made under Bluegreen's "capital-light" business strategy(1), which were $112.5 million vs. $74.3 million, gross of equity trade allowances(2):

o	Secondary market sales of VOIs were $49.7 million vs. $8.6 million
o	Just-in-time sales of VOIs were $1.8 million vs. $10.8 million

Exhibit 99.1

o	Sales of third party VOIs commission basis were $61.1 million vs. $55.0 million and generated sales and marketing commissions of $42.1 million vs. $35.3 million
•	Sales volume per guest averaged $2,424 vs. $2,386
•	Tours increased 14% compared to prior year
•	Other fee-based services revenue was $24.1 million vs. $23.1 million
•	Net income was $21.1 million vs. $10.5 million
•	EBITDA was $34.7 million vs. $26.9 million(3)
•

Generated “free cash flow” (cash flow from operating activities less capital expenditures) of $9.3 million compared to $36.2 million during the same period in 2014  – development expenditures incurred in connection with the construction of VOI inventory at Bluegreen/Big Cedar Vacations resorts was the primary reason for this decrease.

Bluegreen Selected Financial Data

Full Year Ended December 31, 2015

Compared to the Full Year Ended December 31, 2014

•

System-wide sales of Vacation Ownership Interests ("VOIs") were $552.7 million vs.  $523.8 million.  Included in system-wide sales are sales of VOIs made under Bluegreen's "capital-light" business strategy (1), of $417.5 million vs. $366.4 million, gross of equity trade allowances(2):

o	Secondary market sales of VOIs were $138.5 million vs. $88.3 million
o	Just-in-time sales of VOIs were $27.6 million vs. $56.8 million
o	Sales of third party VOIs on a commission basis were $251.4 million vs. $221.3 million which generated sales and marketing commissions of $173.7 million vs. $144.2 million
•	Sales price per guest averaged $2,382 vs. $2,346
•	Tours increased 5% compared to prior year
•	Other fee-based services revenue was $97.5 million from $92.1 million
•	Net income was $82.0 million vs $69.0 million
•	EBITDA was $143.2 million vs. $135.2 million (3)
•

Generated “free cash flow” (cash flow from operating activities less capital expenditures) of $72.1 million compared to $129.5 million during the same period in 2014 – development expenditures incurred in connection with the construction of VOI inventory at Bluegreen/Big Cedar Vacations resorts was the primary reason for this decrease.

(1)

Bluegreen’s sales of VOIs under its capital-light business strategy include sales of VOIs under fee-based sales and marketing arrangements, just-in-time inventory acquisition arrangements, and secondary market arrangements. Under “just-in-time” arrangements, Bluegreen enters into agreements with third party developers that allow Bluegreen to buy VOI inventory from time to time in close proximity to the timing of when Bluegreen intends to sell such VOIs. Bluegreen also acquires VOI inventory from resorts' property owner associations ("POAs") and other third parties close to the time Bluegreen intends to sell such VOIs. Such VOIs are typically obtained by the POAs through foreclosure in connection with maintenance fee defaults, and are generally acquired by

Exhibit 99.1

Bluegreen at a significant discount. Bluegreen refers to sales of inventory acquired through these arrangements as "Secondary Market Sales".
(2)	Equity trade allowances are amounts granted to customers upon trading in their existing VOIs in connection with the purchase of additional VOIs.
(3)	See the supplemental tables included in this release for a reconciliation of EBITDA to net income.

Bluegreen Summary for the Three and Twelve Months Ended December 31, 2015

System-wide sales of VOIs were $141.6 million and $552.7 million during the three and twelve months ended December 31, 2015, respectively, and $123.6 million and $523.8 million during the three and twelve months ended December 31, 2014, respectively. During the three and twelve months ended December 31, 2015, the number of tours increased by 14% and 5%, respectively, and the number of new prospect tours increased 19% and 8%, respectively, compared to the same periods in 2014. The increase in the number of tours reflects efforts to expand marketing to new sales prospects. Additionally, the average price per transaction increased by 11% and 5% during the three and twelve months ended December 31, 2015, respectively, compared to the same periods in 2014.

Fee-based sales commission revenue was $42.1 million and $173.7 million during the three and twelve months ended December 31, 2015, respectively, and $35.3 million and $144.2 million during the three and twelve months ended December 31, 2014, respectively. Bluegreen earned an average sales and marketing commission of 69% during both the three and twelve months ended December 31, 2015, compared to 64% and 65% during the three and twelve months ended December 31, 2014, respectively.  These increases are attributable to higher fee-based sales volume and two new fee-based commission clients that commenced in the fourth quarter of 2015. In addition, the increase for the year ended December 31, 2015 includes an incentive commission of $1.1 million related to the achievement of certain sales thresholds pursuant to the terms of the applicable arrangement.

As a percentage of system-wide sales of VOIs, selling and marketing expenses increased to 53% during the three months ended December 31, 2015 from 48% during the three months ended December 31, 2014 and increased to 51% during the year ended December 31, 2015 from 48% during the year ended December 31, 2014. The increase in selling and marketing expenses during the 2015 periods compared to the 2014 periods was a result of Bluegreen’s focus on attempting to increase its marketing efforts to new prospects as opposed to existing owners, which resulted in higher costs per tour from new and expanding marketing channels. Sales to existing owners generally involve lower marketing expenses than sales to new prospects. Bluegreen expects to continue to increase its focus on sales to new prospects and, as a result, sales and marketing expenses generally and as a percentage of sales may continue to increase.

Other fee-based services revenue increased 4% to $24.1 million and 6% to $97.5 million during the three and twelve months ended December 31, 2015, respectively, compared to the same

Exhibit 99.1

periods of 2014. Fee-based management services revenue increased during the three and twelve months ended December 31, 2015 compared to the same periods in 2014 due to an increase in club and resort management revenues and owner program service revenues, primarily as a result of an increase in the number of owners in the Bluegreen Vacation Club.

Net interest spread was $13.4 million and $51.9 million during the three and twelve months ended December 31, 2015, respectively, compared to $10.8 million and $43.6 million for the same periods of 2014. The increase in net interest spread during 2015 primarily reflects lower costs of borrowing and lower average outstanding debt balances primarily related to the repayment of a relatively higher cost debt facilities.

Bluegreen generated “free cash flow” (cash flow from operating activities less capital expenditures) of $9.3 million and $72.1 million during the three and twelve months ended December 31, 2015, respectively, compared to $36.2 million and $129.5 million for the comparable periods of 2014. The decrease for the 2015 periods is primarily attributable to development expenditures incurred in connection with the construction of VOI inventory at Bluegreen/Big Cedar Vacations resorts.

BBX Capital Corporation

BBX Capital is involved in the acquisition, ownership and management of joint ventures and investments in real estate and real estate development projects, as well as acquisitions, investments and management of middle market operating businesses, in each case directly or indirectly through subsidiaries or joint ventures.

BBX Selected Financial Data

Fourth Quarter 2015 compared to Fourth Quarter 2014:

•	Total consolidated revenues of $45.6 million vs. $27.3 million
•	Net income attributable to BBX Capital of $13.5 million vs. a net loss of ($2.1) million
•	Diluted earnings per share of $0.79 vs. diluted loss per share of ($0.13)
•	Equity in income of Woodbridge Holdings, LLC of $9.0 million vs. $3.3 million
•	Net gains on the sales of assets from BBX Capital Real Estate of $15.8 million vs. $619,000

Full Year Ended December 31, 2015

Compared to the Full Year Ended December 31, 2014

•	Total consolidated revenues of $131.5 million vs. $92.6 million

Exhibit 99.1

•	Net income attributable to BBX Capital of $21.8 million vs. $4.7 million
•	Diluted earnings per share of $1.30 vs. $0.28

As of December 31, 2015, BBX Capital had total consolidated assets of $393.5 million, shareholders' equity attributable to BBX Capital of $334.8 million, and total consolidated equity of $336.0 million. At December 31, 2015, BBX Capital’s book value per share was $20.42 vs. $19.16 at December 31, 2014.

For more detailed information regarding BBX Capital and its financial results, business, operations and risks, please see BBX Capital’s financial results press release for the fourth quarter and full year ended December 31, 2015, and BBX Capital’s Annual Report on Form 10-K for the year ended December 31, 2015, which is available on the SEC's website, www.sec.gov and/or BBX Capital’s website, www.BBXCapital.com.

_________

For more complete and detailed information regarding BFC and its financial results, business, operations and risks, and Bluegreen Corporation, please see BFC’s Annual Report on Form 10-K for the year ended December 31, 2015, which is available on the SEC's website, www.sec.gov, and on BFC’s website, www.BFCFinancial.com.

______________________________

About BFC Financial Corporation:

BFC (OTCQB: BFCF; BFCFB) is a holding company whose principal holdings include an 81% ownership interest in BBX Capital Corporation (NYSE: BBX) and its indirect ownership interest in Bluegreen Corporation. BFC owns a 54% equity interest in Woodbridge, the parent company of Bluegreen. BBX Capital owns the remaining 46% equity interest in Woodbridge. As of December 31, 2015, BFC had total consolidated assets of $1.3 billion, shareholders' equity attributable to BFC of $376.8 million, and total consolidated equity of $482.9 million. BFC’s book value per share at December 31, 2015 was $4.46.

About Bluegreen Corporation:

Founded in 1966 and headquartered in Boca Raton, FL, Bluegreen is a sales, marketing and resort management company, focused on the vacation ownership industry and pursuing a capital-light business strategy. Bluegreen manages, markets and sells the Bluegreen Vacation Club, a flexible, points-based, deeded vacation ownership plan with more than 199,000 owners, 66 owned or managed resorts, and access to more than 4,500 resorts worldwide. Bluegreen also offers a portfolio of comprehensive, turnkey, fee-based services, including resort management services, financial services, and sales and marketing services, to or on behalf of third parties.

About BBX Capital Corporation:

BBX Capital (NYSE: BBX) is involved in the acquisition, ownership and management of joint ventures and investments in real estate and real estate development projects, as well as acquisitions, investments and management of middle market operating businesses. In addition, BBX Capital and its controlling shareholder, BFC Financial Corporation, have a 46% and 54% respective ownership interest in Bluegreen Corporation. As a result of their ownership interests,

Exhibit 99.1

BBX Capital and BFC together own 100% of Bluegreen. As of December 31, 2015, BBX Capital had total consolidated assets of $393.5 million, shareholders' equity attributable to BBX Capital of $334.8 million, and total consolidated equity of $336.0 million. BBX Capital’s book value per share at December 31, 2015 was $20.42.

For further information, please visit our family of companies:

BFC Financial Corporation: www.BFCFinancial.com

Bluegreen Corporation: www.BluegreenVacations.com

BBX Capital: www.BBXCapital.com

BBX Capital Real Estate: www.BBXCapitalRealEstate.com

BBX Capital Partners: www.BBXCapitalPartners.com

BBX Sweet Holdings: www.BBXSweetHoldings.com

Renin Corporation: www.ReninCorp.com

BFC Financial Contact Info:

Investor Relations: Leo Hinkley, Managing Director, 954- 940-4994

Email: LHinkley@BFCFinancial.com

Media Contact: Kip Hunter Marketing, 954-765-1329

Aimee Adler/ Jodi Goldstein

Email: aimee@kiphuntermarketing.com,  jodi@kiphuntermarketing.com

# # #

This press release contains forward-looking statements based largely on current expectations of BFC or its subsidiaries that involve a number of risks and uncertainties. All opinions, forecasts, projections, future plans or other statements, other than statements of historical fact, are forward-looking statements. Forward-looking statements can be identified by the use of words or phrases such as “plans,” “believes,” “will,” “expects,” “anticipates,” “intends,” “estimates,” “our view,” “we see,” “would” and words and phrases of similar import. The forward looking statements in this document are also forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and involve substantial risks and uncertainties. We can give no assurance that such expectations will prove to have been correct. Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on current expectations and are subject to a number of risks and uncertainties which include the impact of economic, competitive and other factors affecting the Company and its investments and assets, and that are subject to change based on factors which are, in many instances, beyond our control. When considering forward-looking statements, the reader should keep in mind the risks, uncertainties and other cautionary statements made herein.  In addition, some factors which may affect the accuracy of the forward-looking statements apply generally to the industries in which our subsidiaries operate, including the vacation ownership industry in which Bluegreen operates, and the investment, development, and asset management and real estate-related industries in which BBX Capital operates, while other factors apply more specifically to BFC. Risks and uncertainties include, without limitation, the risks and uncertainties affecting BFC and its subsidiaries, and their respective results, operations,

Exhibit 99.1

markets, products, services and business strategies, including risks associated with the ability to successfully implement currently anticipated plans and generate earnings, diverse cash flow streams or long term growth, or for operations or investments to result in increased value, including book value per share, over time; the performance of entities in which BFC and BBX Capital have made investments may not be profitable or their results as anticipated; BFC is dependent upon dividends from its subsidiaries to fund its operations; BFC’s subsidiaries may not be in a position to pay dividends or otherwise make a determination to pay dividends to its shareholders; dividend payments may be subject to certain restrictions, including restrictions contained in debt instruments; any payment of dividends by a subsidiary of BFC is subject to declaration by such subsidiary’s board of directors or managers (which, in the case of BBX Capital, is comprised of a majority of independent directors under the listing standards of the NYSE) as well as the boards of directors of both BBX Capital and BFC in the case of dividend payments by Woodbridge; and dividend decisions may not be made in BFC’s interests; the risks relating to BFC’s goal of transitioning into a business platform with diverse activities, including that such goal may not be achieved when anticipated or at all; the risk that BFC may not achieve growth through its operating businesses or real estate opportunities to the extent anticipated or at all; risks relating to the monetization of BBX Capital’s legacy portfolio; risks related to litigation and other legal proceedings involving BFC and its subsidiaries, including the legal and other professional fees and other costs and expenses of such proceedings, as well as the impact of any finding of liability or damages on the financial condition and operating results of BFC or its subsidiaries, and with respect to the adverse judgment in the action brought by the SEC against BBX Capital and its Chairman, who also serves as BFC’s Chairman, risks relating to civil fines, claims for reimbursement by insurers, and reputational risks and risks relating to the loss of the services of BFC’s Chairman.  The Company’s investment in Woodbridge, which owns Bluegreen Corporation, exposes the Company to risks of Bluegreen’s business and its ability to pay dividends to Woodbridge, and risks inherent in the vacation ownership industry, including the risk that Bluegreen’s marketing expenses will continue to increase, particularly if Bluegreen’s marketing  efforts focus primarily on sales to new customers rather than sales to existing owners and the risk that increased marketing efforts and/or expenses may not result in increased sales; the risk that if new customers are not sufficiently added to Bluegreen’s existing owner base, Bluegreen’s ability to continue to sell VOIs to existing owners will diminish over time; and the risk that Bluegreen may not be successful in increasing or expanding its capital-light business activities because of changes in economic conditions or otherwise, and such fee-based service activities may not be profitable, which would have an adverse impact on its results of operations and financial condition. In addition, with respect to BBX Capital, the risks and uncertainties include risks relating to the real estate market and real estate development, including risks associated with obtaining zoning and entitlements, the risk that joint venture partners may not fulfill their obligations and the projects may not be developed as anticipated or be profitable, and contracts may not be completed on the terms provided in the contract or at all; risks relating to acquisitions of operating businesses, including integration risks, risks regarding achieving profitability, that new personnel will not be successful, foreign currency transaction risk, and the other risks and uncertainties described in BBX Capital’s Annual Report on Form 10-K for the year ended December 31, 2015, which are available to view on the SEC's website, www.sec.gov, and on BBX Capital's website, www.BBXCapital.com. Reference is also made to the risks and uncertainties detailed in reports filed by BFC with the SEC, including the “Risk Factors” section of BFC’s Annual Report on Form 10-K for the year ended December 31, 2015,

Exhibit 99.1

which may be viewed on the SEC’s website at www.sec.gov and on BFC’s website at www.BFCFinancial.com.  BFC cautions that the foregoing factors are not exclusive. The reader should not place undue reliance on any forward-looking statement, which speaks only as of the date made. This press release also contains information regarding the past performance of investments and operations, and the reader should note that prior or current performance is not a guarantee or indication of future performance.

Exhibit 99.1

The following supplemental table represents BFC’s Consolidating Statement of Operations for the three months ended December  31, 2015.

	Reportable Segments
		BBX			Segment
	Bluegreen	Capital	Other	Eliminations	Total
Revenues:
Sales of VOIs	$68,250	-	-	-	68,250
Fee-based sales commission revenue	42,056	-	-	-	42,056
Other fee-based services revenue	24,053	-	-	-	24,053
Trade sales	-	23,629	-	-	23,629
Interest income	22,041	4,428	-	(2,000)	24,469
Gain on sales of assets	-	15,796	-	-	15,796
Other revenue	-	1,771	-	28	1,799
Total revenues	156,400	45,624	-	(1,972)	200,052

Costs and Expenses:	-	-	-	-
Cost of sales of VOIs	3,598	-	-	-	3,598
Cost of other fee-based services	14,596	-	-	-	14,596
Cost of trade sales	-	18,491	-	-	18,491
Interest expense	9,272	133	3,219	(2,000)	10,624
Recoveries from loan losses	-	1,399	-	-	1,399
Impairments of assets	-	1,886	-	-	1,886
Litigation settlement	-	-	-	-	-
Selling, general and administrative expenses	99,203	18,237	5,798	(271)	122,967
Total costs and expenses	126,669	40,146	9,017	(2,271)	173,561

Equity in earnings of Woodbridge Holdings, LLC	-	9,033	-	(9,033)	-
Equity in losses of unconsolidated
real estate joint ventures	-	(812)	(196)	196	(812)
Foreign exchange loss	-	(403)	-	-	(403)
Other income, net	108	-	674	(299)	483
Income (loss) before taxes	29,839	13,296	(8,539)	(8,837)	25,759
(Provision) benefit for income taxes	(8,736)	(5)	1,653	6,153	(935)
Net income	21,103	13,291	(6,886)	(2,684)	24,824
Less: Net income attributable to	-	-	-	-
noncontrolling interests	2,362	(195)	-	2,722	4,889
Net income attributable to BFC	$18,741	13,486	(6,886)	(5,406)	19,935

Exhibit 99.1

The following supplemental table represents BFC’s Consolidating Statement of Operations for the three months ended December  31, 2014.

	Reportable Segments
		BBX			Segment
	Bluegreen	Capital	Other	Eliminations	Total
Revenues:
Sales of VOIs	$57,847	-	-	-	57,847
Fee-based sales commission revenue	35,265	-	-	-	35,265
Other fee-based services revenue	23,060	-	-	-	23,060
Trade sales	-	24,150	-	(1)	24,149
Interest income	20,199	986	-	-	21,185
Net gains on sales of assets	-	619	-	-	619
Other revenue	-	1,518	-	(118)	1,400
Total revenues	136,371	27,273	-	(119)	163,525

Costs and Expenses:
Cost of sales of VOIs	5,855	-	-	-	5,855
Cost of other fee-based services	13,713	-	-	-	13,713
Cost of trade sales	-	18,076	-	-	18,076
Interest expense	10,149	461	1,177	(147)	11,640
Provision for loan losses	-	(4,517)	-	-	(4,517)
Asset impairments	-	(136)	-	-	(136)
Selling, general and administrative expenses	89,518	21,441	5,384	(292)	116,051
Total costs and expenses	119,235	35,325	6,561	(439)	160,682

Equity in earnings of Woodbridge Holdings, LLC	-	3,317	-	(3,317)	-
Equity in (losses) earnings of unconsolidated
real estate joint ventures	-	(322)	(124)	110	(336)
Foreign exchange loss	-	(230)	-	-	(230)
Other income, net	2,110	-	848	(307)	2,651
Income (loss) before income taxes	19,246	(5,287)	(5,837)	(3,194)	4,928
(Provision) benefit for income taxes	(8,780)	3,107	-	-	(5,673)
Net income (loss)	10,466	(2,180)	(5,837)	(3,194)	(745)
Less: Net income (loss) attributable to	-	-	-	-	-
noncontrolling interests	2,614	(124)	-	(861)	1,629
Net income (loss) attributable to BFC	$7,852	(2,056)	(5,837)	(2,333)	(2,374)

Exhibit 99.1

The following supplemental table represents BFC’s Consolidating Statement of Operations for the year ended December  31, 2015.

	Reportable Segments
		BBX			Segment
	Bluegreen	Capital	Other	Eliminations	Total
Revenues:
Sales of VOIs	$259,236	-	-	-	259,236
Fee-based sales commission revenue	173,659	-	-	-	173,659
Other fee-based services revenue	97,539	-	-	-	97,539
Trade sales	-	84,284	-	-	84,284
Interest income	84,331	10,056	-	(5,622)	88,765
Gain on sales of assets	-	31,092	-	-	31,092
Other revenue	-	6,051	-	(419)	5,632
Total revenues	614,765	131,483	-	(6,041)	740,207

Costs and Expenses:
Cost of sales of VOIs	22,884	-	-	-	22,884
Cost of other fee-based services	60,942	-	-	-	60,942
Cost of trade sales	-	62,707	-	-	62,707
Interest expense	35,698	326	10,424	(6,040)	40,408
Recoveries from loan losses	-	(13,457)	-	-	(13,457)
Impairments of assets	-	287	-	-	287
Litigation settlement	-	-	36,500	-	36,500
Selling, general and administrative expenses	373,804	70,709	23,228	(1,041)	466,700
Total costs and expenses	493,328	120,572	70,152	(7,081)	676,971

Equity in earnings of Woodbridge Holdings, LLC	-	14,974	-	(14,974)	-
Equity in losses of unconsolidated
real estate joint ventures	-	(1,565)	(391)	391	(1,565)
Foreign exchange loss	-	(1,038)	-	-	(1,038)
Other income, net	2,883	-	2,226	(1,059)	4,050
Income (loss) before taxes	124,320	23,282	(68,317)	(14,602)	64,683
(Provision) benefit for income taxes	(42,311)	245	74,581	44,081	76,596
Net income	82,009	23,527	6,264	29,479	141,279
Less: Net income attributable to
noncontrolling interests	11,705	1,753	-	5,347	18,805
Net income attributable to BFC	$70,304	21,774	6,264	24,132	122,474

Exhibit 99.1

The following supplemental table represents BFC’s Consolidating Statement of Operations for the year ended December  31, 2014.

	Reportable Segments
		BBX			Segment
	Bluegreen	Capital	Other	Eliminations	Total
Revenues:
Sales of VOIs	$262,334	-	-	-	262,334
Sales, other	-	74,084	-	(1)	74,083
Interest income	81,666	5,164	-	(338)	86,492
Fee-based sales commission revenue	144,239	-	-	-	144,239
Other fee-based services revenue	92,089	-	-	-	92,089
Net gains on sales of assets	-	5,527	-	-	5,527
Other revenue	-	7,870	-	(448)	7,422
Total revenues	580,328	92,645	-	(787)	672,186

Costs and Expenses:
Cost of sales of VOIs	30,766	-	-	-	30,766
Cost of sales	-	54,682	-	-	54,682
Cost of other fee-based services	56,941	-	-	-	56,941
Interest expense	41,324	2,316	4,687	(925)	47,402
Recoveries from loan losses	-	(7,155)	-	-	(7,155)
Asset impairments	-	7,015	-	-	7,015
Selling, general and administrative expenses	345,191	59,470	18,135	(1,147)	421,649
Total costs and expenses	474,222	116,328	22,822	(2,072)	611,300

Equity in earnings of Woodbridge Holdings, LLC	-	25,282	-	(25,282)	-
Equity in losses of unconsolidated entities	-	(559)	(570)	556	(573)
Foreign exchange loss	-	(715)	-	-	(715)
Other income, net	3,388	-	2,677	(1,285)	4,780
Income (loss) before income taxes	109,494	325	(20,715)	(24,726)	64,378
Provision (benefit) for income taxes	(40,537)	3,395	69	-	37,073
Net income (loss)	68,957	3,720	(20,646)	(24,726)	27,305
Less: Net income (loss) attributable to
noncontrolling interests	11,411	(558)	-	2,602	13,455
Net income (loss) attributable to BFC	$57,546	4,278	(20,646)	(27,328)	13,850

Exhibit 99.1

The following tables present Bluegreen’s EBITDA, defined below, for the three and twelve months ended December 31, 2015 and 2014, as well as a reconciliation of EBITDA to net income (in thousands):

	For the Three Months Ended
	December 31,
	2015	2014
Income from - Woodbridge	$22,000	$9,825
Income (loss) from Woodbridge parent only	897	(641)
Net Income from Bluegreen	21,103	10,466
Add/(Less):
Interest income (other than interest earned on VOI notes receivable)	(2,061)	(65)
Interest expense	9,272	10,150
Interest expense on Receivable-Backed Debt	(4,826)	(5,246)
Provision for Income and Franchise Taxes	8,781	8,689
Depreciation and Amortization	2,401	2,915
EBITDA	$34,670	$26,909

	For the Years Ended
	December 31,
	2015	2014
Income from - Woodbridge	$44,257	$66,372
Loss from Woodbridge parent only	(37,752)	(2,585)
Net Income from Bluegreen	82,009	68,957
Add/(Less):
Interest income (other than interest earned on VOI notes receivable)	(5,860)	(646)
Interest expense	35,698	41,324
Interest expense on Receivable-Backed Debt	(20,307)	(23,415)
Provision for Income and Franchise Taxes	42,502	40,500
Depreciation and Amortization	9,183	8,511
EBITDA	$143,225	$135,231

EBITDA is defined as earnings, or net income, before taking into account interest income (excluding interest earned on VOI notes receivable), interest expense (excluding interest expense incurred on financings related to Bluegreen’s receivable-backed notes payable), provision for income taxes and franchise taxes, depreciation and amortization.  For purposes of the EBITDA calculation, no adjustments were made for interest income earned on Bluegreen’s VOI notes receivable or the interest expense incurred on debt that is secured by such notes receivable because they are both considered to be part of the operations of Bluegreen’s business.

Exhibit 99.1

The Company considers Bluegreen’s EBITDA to be an indicator of Bluegreen’s operating performance, and it is used to measure Bluegreen’s ability to service debt, fund capital expenditures and expand its business.  EBITDA is also used by companies, lenders, investors and others because it excludes certain items that can vary widely across different industries or among companies within the same industry.  For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings.  Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA also excludes depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets.  These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies.